

AgFeed Industries, Inc.
(NASDAQ Global Market: FEED)

www.agfeedinc.com

September 2009

Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this presentation.

AGFEED INDUSTRIES, INC.

Company Overview

World Wide Meat Consumption*

CME Group

A CME/Chicago Board of Trade Company

Daily Livestock Report

MEAT CONSUMPTION BY SPECIES, SELECTED COUNTRIES



61 98 90
U.S.
45,850
51 69 70
Canada
35,310
85 35 35
E. U.
36,329
48 32 36
Russia
14,400
76 23 10
China
5,370
43 33 21
Japan
34,600
5 4
India
2,740
32 65 53
Mexico
12,580
27 86 82
Brazil
9,370
11 76 144
Argentina
12,990
58 31
South Africa
9,560
47 73 76
Australia
33,340
GDP per Capita 2007
(PPP USD)
Per Capita Consumption (Lb)
Pork
Broilers
Beef

* Statistics as of January 15, 2009 CME Group report

AGFEED INDUSTRIES, INC

China Meat Market

Table 1.8 TOTAL CURRENT US$ VALUE RETAIL MARKET FOR TOTAL FRESH & PROCESSED MEAT & MEAT PRODUCTS IN CHINA, 2002-2008

	Current prices (US$ bn)	% annual growth
2002	24.49	18.83
2003	25.15	2.68
2004	28.49	13.29
2005	33.25	16.70
2006	38.82	16.76
2007	48.23	24.24
2008	61.03	26.53
% '02-'08/CAGR	149.16	13.93

Source: "Fresh & Processed Meat in China: In China 2009: A Market Analysis" ©Access Asia Limited, 2008 (reprinted with permission of Access Asia Limited)

Fresh meat sales accounted for 90.3% of total meat sales in China with fresh pork alone represents 56.3%

China Meat Market

Table 1.56 FORECAST CONSTANT 2004 VALUE RETAIL SALES OF FRESH & PROCESSED MEAT & MEAT PRODUCTS BY SECTOR IN CHINA, 2009-2013

RMB m, constant 2008 prices	2009	2010	2011	2012	2013
Fresh meat					
Beef & veal	44,148.06	47,406.75	49,895.39	52,978.26	55,972.42
Lamb, mutton & goat	34,094.26	36,283.65	38,438.24	40,676.26	42,936.74
Other fresh meat	4.853.23	5,061.29	5,288.43	5,558.65	5,835.56
Pork	244,220.73	255,603.03	269,007.84	284,379.39	298,738.75
Poultry	63,780.40	66,682.33	70,513.98	74,884.24	79,113.66
Total fresh meat	391,096.68	411,037.05	433,143.87	458,476.79	482,597.12
Canned meat					
Total canned meat	5,833.70	6,076.49	6,482.53	6,930.25	7,342.85
Frozen meat					
Poultry	14,984.82	16,134.55	17,059.43	18,122.45	19,202.54
Other meat	19,678.77	20,981.72	22,149.46	23,441.26	24,729.94
Total frozen meat	34,663.58	37,116.27	39,208.89	41,563.71	43,932.49
Chilled meat					
Sausages & salamis	725.59	823.31	879.04	963.79	1,045.94
Cooked meat	496.94	552.37	581.30	630.51	676.56
Sliced meats	405.61	448.60	492.35	536.84	582.09
Meat snacks	132.48	149.51	162.89	180.49	198.43
Total chilled meat	1,760.62	1,973.78	2,115.59	2,311.62	2,503.01
TOTAL	**433,354.59**	**456,203.59**	**480,950.88**	**509,282.37**	**536,375.47**

Source: "Fresh & Processed Meat in China: In China 2009: A Market Analysis" ©Access Asia Limited, 2008 (reprinted with permission of Access Asia Limited)

In the 2013 estimate Pork is 61.9% total retail value of fresh meats and 55.7% of total retail value of fresh and processed meats

AGFEED INDUSTRIES, INC

China Meat Market

Improved farming techniques and management are leading to larger scale operations which increasingly rely on modern practices, automation in production, packaging and transportation. This will ultimately lead to significant meat supply companies. Although still in its earliest stages, this trend will develop as growers become actively involved in supplying to the fast growing supermarket and hypermarket chains rapidly expanding outside China's largest cities

However, frequent food safety scares, especially related to hygiene, disease and the use of rapid growth hormones, have all added to consumer nervousness about the meat that they buy, and these issues have the potential to seriously harm the market

Source: "Fresh & Processed Meat in China: In China 2009: A Market Analysis" ©Access Asia Limited, 2008
(reprinted with permission of Access Asia Limited)

AGFEED INDUSTRIES, INC

- **AgFeed Industries, Inc. is a U.S., NASDAQ listed company operating in China; its ticker symbol is FEED**
- **AgFeed is focused on, and has a leadership position in, two business lines:**
  - Animal Nutrition, including premix feed
  - (Premix is part of the $34.6 billion animal nutrition industry in China)
  - Hog production
  - (625 million head slaughtered in China (2008) versus 100 million in US)
- **AgFeed operations are comprised of the following:**
  - 30 farms
  - 2,000 employees
  - 5 feed manufacturing plants

US$'s in millions	**Year End 2005**	**Year End 2006**	**Year End 2007**	**Year End 2008**	**1st Half 2009**
Animal Nutrition Revenue	$7.6	$8.6	$36.2	$51.7	$21.2
*Hog Production Revenue**	$0.0	$0.0	$0.0	$91.9	$50.7
Total Revenue	**$7.6**	**$8.6**	**$36.2**	**$143.6**	**$71.9**

***** *AgFeed entered hog production business in November 2007***

AGFEED INDUSTRIES, INC

Premix

- Founded in 1995 by senior animal nutrition experts
- A balance of vitamins, amino acids and supplements mixed with protein and carbohydrates (soybean meal and corn) make up a premix which is used to satisfy the nutritional requirements of an animal in any stage of it's life cycle
- AgFeed has exclusive distribution arrangement with approximately 1,200+ independently owned retail stores and serves over 700 commercial farms

Swine

- Pork is the primary source of protein in China
- AgFeed is building a commercialized high quality pork production system focused on meeting the market demands of high quality pork meat, consistent pork supply and stringent farm bio security standards
- This platform will provide AgFeed with opportunities for vertical growth

AGFEED INDUSTRIES, INC

- Retail and Local Distribution
- Retail distribution through more than 1,200 exclusive, independently-owned retail stores
- More than 700 large commercial direct hog farms
- AgFeed's 5 manufacturing facilities which are strategically located in Nanchang, Nanning, Hainan, Shandong and Shanghai, provide an opportunity to penetrate the country's main pork producing regions
- Amongst its competitors, AgFeed enjoys a large distribution footprint in China's animal nutrition market
- Significant growth opportunities still remain in China's other major hog producing areas in Northern and Western regions
- Strong brand loyalty and recognition in grass roots farming communities


Shandong Company
Shanghai Company
Nanchang Company
Guangxi Company
Hainan Company

- **Competitive Advantage - AgFeed's commercial farms**
  - Geographically situated in provinces that carry a market premium
  - Located in key regional markets near urban centers and secondary cities
  - Modern design being implemented replacing typical Chinese systems
  - Integrated management systems (i.e. purchasing, marketing, accounting)
  - Broad oversight by experienced veterinarian organization
  - Bio security in place and being upgraded
  - Synergistic benefits from also owning an expanding animal nutrition business
  - The ability to finance additional growth
- **Local Relationships**
  - AgFeed has close relationships with local governments which is advantageous to the development and expansion of our hog business; local governments provide assistance in dealing with businesses, bankers and farmers and enable AgFeed to secure desired land parcels
  - AgFeed anticipates future opportunities to work with local farmers throughout its target markets to finish hogs to market weight, which will benefit the farmer with income, improved bio security and superior hogs, will benefit the local community with improved bio security throughout the area, income opportunities for locals and environmentally sound waste management practices, and will benefit AgFeed with higher hog production and revenues


Mongolia
Heilongjiang
Jilin
Liaoning
Xinjiang
Inner Mongolia
Beijing
Hebei
Ningxia
Shanxi
Shandong
Qinghai
Gansu
Shaanxi
Henan
Shanghai
Tibet
Anhui
Hubei
Sichuan
Hunan
Guizhou
Yunnan
Taiwan
Hainan

530,000,000 people 38% of China's population

315,000,000 hogs 48% of China's hogs

AgFeed hog farm locations and production plants. As of June 30, 2009, AgFeed had a total of 30 hog farms and 5 feed manufacturing sites

AGFEED INDUSTRIES, INC.

The China Effect

- The Chinese Government invests heavily in trade protection policies which encourage domestic production
- Due to the importance of China's domestic pork market, the government is developing a hog futures exchange for hedging purposes
- Government sponsorship of the pork industry includes subsidies, insurance, vaccines, caps on feed costs, tax abatement and land use
- Pork production in China is a key political, social and security issue and promotes the advancement of science, technology and health standards
- The "Food Safety Law" went into effect June 1, 2009 providing a legal basis for the government to strengthen food safety
- Economic growth in China is driving the consolidation and commercialization of pork production using the Western model

AGFEED INDUSTRIES, INC

- Meat demand and production strains continue to increase as China's 250 million middle class grows due to rapid urbanization. 20 new cities planned with a 100 million people projected to move to urban centers by 2020
- Pork consumption accounts for 63% of the meat consumed in China and is expected to grow at 22.3% rate from 2009 through 2013
- Projected pork demand by 2015 will approach 68 million metric tons up 45% from 2009 46 million metric tons
- Foreign investors such as Hormel, DSM, Tyson, Deutsche Bank, Goldman Sachs and Smithfield Foods (COFCO investment) are major investors
- Economic nationalism and official policy demands that China not rely on imports and to grow and manufacture within to insure independence on key crops and feed. Corn and Soy are two key crops and heavily protected.
- Government policies are forcing bio security compliance, genetic improvement, animal feed standards and detailed disease reporting
- Government intervention through the Ministry of Commerce PRC in the hog market through the Hog Reserve operations is a standard operation

AGFEED INDUSTRIES, INC

Strategic Business Review Of 2009 Plan

Phase 1: Build a strong financial foundation

Phase 2: Improvements to existing farms

Phase 3: Implement the Genetics Program

Phase 4: Expansion through the development of a Western Model of Production

Phase 5: Branding and Marketing of "AgFeed" products and programs

- Current Financial Snapshot:
  - Raised $18.75mm gross capital in the last eight months
  - Cash and cash equivalents over $30mm as of June 30, 2009
  - Current ratio of 4.33 to 1
  - Net cash provided by operations was positive for first half of 2009 in spite of tough economic conditions
- Capital expenditures first half of 2009:
  - $3.2mm building, equipment and environment projects for existing farms
  - $1.3mm on genetics
  - $1.7mm construction costs relating to Wunnin Nucleus Genetic Farm
- Forecasted Spending for the next 2.5 years includes:
  - $4.2mm on bio security
  - $4.0mm on environmental compliance
  - $8.3mm on genetics programs
- Capital Outlook is $45mm to $50mm for Western Style farm expansion

AGFEED INDUSTRIES, INC

- AgFeed continues to work with leading experts to ensure SOX compliance and improve accountability and governance policies and procedures
- AgFeed has implemented policies and procedures to improve cash management and capital expenditure justification
- AgFeed has implemented a new general ledger software package that is US GAAP compliant as part of its efforts to modernize financial reporting systems and procedures

Improve existing farms through newly implemented management and process systems by:

- Ongoing expansion of sow base by better utilizing current assets and expansion projects on selected sow farms. We have added over 2,000 sows in the first half of 2009 bringing our sow base up to approximately 25,000 sows with a target of 30,000 by year end.
- Development of a sow parity management program (*i.e.*, manage the replacement of older, less productive sows with younger, more productive ones). We are aggressively replacing older sows through programs designed to prevent disease challenges.
- Improving productivity through re-engineered farm management practices. We have begun training throughout the system and in concert with our genetic partner Hypor to better utilize the specific attributes of females.
- Completing farm reporting systems and consolidation: Basic reporting is in place while we are upgrading systems and technology to roll up the data.
- Implementing first phase of genetic multiplication: The Lushan Breeding Farm (multiplier) has been stocked with Hypor pure lines and the Ganda (second Breeding) Farm multiplier is scheduled to be stocked in late September.

On April 15, 2009 we formed a strategic alliance with Hypor.
The alliance has four phases:

- Upgrading the genetic base of our existing herds. We have purchased 700 head of pure line animals to stock the Lushan breeder farm and will purchase another 500 head to stock the Ganda breeder farm by the end of September.
- Stocking of the Nucleus facility (Wunnin Farm-1,200 pure lines) to supply superior breeding stock to our production systems and for sale to outside commercial hog farms – this is scheduled to be accomplished by late November.
- Establishing customized high health, top quality genetics for farms being constructed by AgFeed International Protein Technology Corp. ("AFIPT"), our joint venture with M2P2, LLC.
- Developing gene transfer centers to maximize the use of the top performing boars in China across all of AgFeed's production system.

AGFEED
INDUSTRIES, INC.

- Investment in environmental stewardship programs by completing construction of methane digesters: Implemented at the Nucleus.
- Environmental upgrades and bio security measures which will continue to be introduced across the farm system: These technologies are being introduced across the system.

On July 16, 2009, we formed AgFeed International Protein Technology Corp., a joint venture with M2P2 that will focus on enhancing hog production systems for Chinese and other Pan Asian clients based on modern western standards to increase productivity and ensure the highest bio-security health standards in the Pan Asian hog industry. The joint venture was formed to take advantage of the coming commercialization and consolidation of the hog industry being fostered by the Chinese central and local governments. AgFeed is AFIPT's first client.

AGFEED INDUSTRIES, INC

- The key to our long-term strategy, through AFIPT, is to control a large quantity of quality animals positioning AgFeed to be a preferred supplier to top industry wholesalers, packers or integrators.
- We anticipate entering into contracts with local farmers that will provide that :
  - AgFeed will own the pigs from birth through market
  - Local farmers will grow pigs from finishing to market under strict management guidelines established by AFIPT
  - All farmers involved in the process from birth to market will purchase top quality feed from AgFeed's animal nutrients business to ensure that the market animal meets "Green Certified Pork" standards set by the Chinese government

AGFEED INDUSTRIES, INC.

- Local Government and Grower (Farmer) finishing strategy:
  - To keep the farmers working
  - Local government and banks to provide financing to farmer
  - Provides employment and income for local farmers and reduces our capital needs for finishing facilities
  - Success creates valuable business relationships with local government
  - Improve bio security and the quality of the environment and produce economic activity
  - Meets the government's objective of supporting the farmer and food production

AGFEED INDUSTRIES, INC

Implementation:

- Train Chinese crews on large modern sow farms in the US while the first (of multiple) sow farms are being built in China. This includes all aspects of management and reporting.
- Training is scheduled and visas are being applied for.
- Two sites have been selected near the city of DaHua, China in the southern province of Guangxi. AgFeed is being supported by the local government in the final stages of negotiations with local farmers.
- Farm design (blueprints) have been completed and negotiations are well underway with contractors and suppliers.
- The M2P2 / AgFeed joint venture has employed four American industry experts currently working in China on the project.

AGFEED INDUSTRIES, INC

The Chinese government has targeted reducing the number of slaughterhouses from more than 20,000 to 5,000 over the next ten years so as to add controls and further management of food safety practices to the process of harvesting of animals.

- Developing a consumer branding / marketing strategy: AgFeed will be in a position to implement a meat branding strategy when it controls a significant quantity of animals that meet food safety and quality standards.
- Pursuing international relationships: Ongoing
- Investing in non-traditional distribution strategies: Development of a local supply to meet the growing local butcher specialty market is being explored.
- Developing a genetic distribution strategy for excess genes created throughout AgFeed's genetic production system: When the nucleus farm is finalized and at capacity any excess genes will be marketed to commercial farms being served by AgFeed's animal nutrition business.

There is a growing demand in China's larger, more sophisticated live animal production systems to utilize complete feeds versus a premix package. Today the vast majority of AgFeed's premix is delivered to the farm and the producer mixes it with his own protein (soybean meal) and carbohydrates (corn). The problem with mixing products on the farm is achieving uniformity in the distribution of ingredients in the mix and and achieving consistent particle size. The other key issue for producers mixing their own feed is the need to buy and inventory ingredients and maintain the equipment and labor to mix them on the farm. Given AgFeed's nutritional expertise, recognized brand name and "Green Certification" it is logical that AgFeed expands its product lines to include a much broader line of "complete feeds" targeted at these larger, more sophisticated producers and provide the product consistency and quality they require.

AGFEED INDUSTRIES, INC

Grow AgFeed's two business lines into significant divisions that will focus on meeting the nutritional requirements of large scale commercial live animal production companies and meeting the pork supply requirements of major meat packing companies and the Chinese consumer.

The Animal Nutrition Division will expand its product offerings to meet the growing demand for complete feeds that will help producers standardize feeding programs that ensure compliance with stringent food safety guidelines.

The Hog Division will continue its previously announced strategies to improve and grow the current sow base and implement a western style of sow farms utilizing modern genetics.

Financials / Metrics

We do not give guidance but on a quarterly basis we may from time to time indicate what we believe to be market conditions and general performance.

- 2009 is a transition year and we expect to market 650,000 hogs. We expect to market 2,000,000 hogs cumulatively in 2010 and 2011.
- We expect hog prices to range from $11.50RMB/kg to $13.25 in this time frame.
- Forecast revenues in 2009 transition year of $160.0mm to 165.0mm.
- Forecast revenues in 2010 of $220.0mm to $230.0mm.
- Forecast revenues in 2011 of $310.0mm to $320.0mm
- We expect to return to historical gross margins of 22% to 23% gross margin in the 2010 / 2011 period.
- Gross margin for the hog business in the first 6 months was 10.6%, for Feed 20.2%. Combined gross margin for the first 6 months was 15.3%. We are estimating combined gross margin for the second half to be between 20% and 20.5%.
- Industry sources indicates that sow inventory is down over 2,000,000 sows in the first 6 months of 2009 which portends a significant reduction in market pigs.

AGFEED INDUSTRIES, INC

Financials / Metrics



China Hog Price Daily Report (2007—2009)
Unit: Yuan/KG
20.00
18.00
16.00
14.00
12.00
10.00
8.00
6.00

Commodity Prices (AgFeed data)


Commodity prices
$700
$600
$500
$400
$300
$200
$100
$0
¥16.00
¥14.00
¥12.00
¥10.00
¥8.00
¥6.00
¥4.00
¥2.00
¥-
10-17-
10/31/
11/14/
11/28/
12/12/
12/26/
1/9/09
1/23/0
2/6/09
2/19/0
3/6/09
3/20/0
4/3/09
4/17/0
5/1/09
5/15/0
5/29/0
6/12/0
6/26/0
7/10/0
7/24/0
8/7/09
Corn Price $us/mt
SBM price $us/mt
Hog Price rmb/kh

AGFEED INDUSTRIES, INC

Production targets

Pigs marketed per sow per year (PSY) and feed conversion (FC) are key ingredients in terms of profitability.

Pigs marketed per sow per year (PSY).

In China, current production averages less that 15.5 PSY. The current AgFeed farms average 17.1 PSY. AgFeed expects to reach 17.6 PSY by year end 2009 and we are targeting with the implementation of modern genetics and management practices to reach 19.0 PSY by 2011.

We expect the new Western Designed Farms to average 21 PSY during start up and 22 PSY to 24 PSY when production rates steady.

Production targets

Feed Conversion (FC) – Whole Herd

In China today it takes on average 3.6 to 3.9 pounds of feed to gain 1 pound of body weight. AgFeed's current farms FC is averaging 3.5 and we are targeting 3.2 by the end of 2009.

We expect the Western Designed Farms to average 3.1FC

Production targets

Western Model Farm

We plan to start construction on the new Western Designed Farms by late September or early October 2009. The plan calls for construction of the first four farms to be in sequence. When the concrete crew is done with their work and the framers start, the concrete team moves to site two and so on and so on The plan is to complete four farms by the end of 2010 that have the capacity to market 480,000 (plus) hogs per year.

AGFEED INDUSTRIES, INC

Pictures

Nucleus Farm Digesters



Lushan (Modern Chinese Style)



Lushan (Modern Chinese Style)



Modern Style (M2P2 Farm – 10,000)



Western Model Site 1



Western Model Site 2



Modern Finisher (the end product)

